Exhibit 10.6(b) Wealth Management Ceres Managed Futures LLC 522 Fifth Avenue - 14th Fl New York, NY 10036 tel 212 296 1999 fax 212 296 6868

June 1, 2013

Aventis Asset Management, LLC

2150 E. Lake Cook Road, Suite 720

Buffalo Grove, IL 60089

Attention: Mr. Steve Hwang

Re:	Management Agreement Renewals

Dear Mr. Hwang:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2014 and all other provisions of the Management Agreements will remain unchanged.

•	Commodity Advisors Fund L.P.

•	MB Master Fund L.P.

•	Institutional Futures Portfolio L.P.

•	MSSB Spectrum Strategic L.P.

•	Managed Futures Premier Aventis II, L.P.

•	Managed Futures Premier Aventis L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Damian George at the address above or fax to 212-296-6868. If you have any questions I can reached at 212-296-1292.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Damian George
Damian George
Chief Financial Officer & Director

AVENTIS ASSET MANAGEMENT, LLC

By:	/s/ Steven Hwang

Print Name:	Steven Hwang, coo/Head of Marketing

DG/sr

Morgan Stanley Smith Barney LLC, Member SIPC.